Exhibit 99.1

NEWS RELEASE

MATADOR RESOURCES COMPANY ANNOUNCES FORMATION OF

JOINT VENTURE FOR DELAWARE BASIN MIDSTREAM ASSETS

DALLAS, Texas, February 17, 2017 – Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”), today announced the formation of San Mateo Midstream, LLC (“San Mateo” or the “joint venture”) a strategic joint venture between a wholly-owned subsidiary of Matador and a subsidiary of Five Point Capital Partners LLC (“Five Point”) to operate and expand Matador’s midstream assets in the Delaware Basin in Eddy County, New Mexico and Loving County, Texas (the “Midstream Assets”). Matador received $171.5 million in connection with the formation of the joint venture and may earn up to an additional $73.5 million in deferred performance incentives over the next five years. Matador will continue to operate the Midstream Assets and control the joint venture. At formation, Matador and Five Point owned 51% and 49% of the joint venture, respectively. The implied value of the Midstream Assets and the associated gathering, processing and disposal agreements entered into with Matador, as described below, was approximately $500 million at closing after taking into account the performance incentives.

Five Point provided initial cash consideration of $176.4 million to the joint venture in exchange for its 49% interest. Approximately $171.5 million of this cash contribution by Five Point was distributed by the joint venture to Matador as a special distribution. Matador contributed the Midstream Assets and $5.1 million in cash to the joint venture in exchange for its 51% interest. The parties to the joint venture also committed to spend up to an additional $150 million in the aggregate to expand the joint venture’s midstream operations and asset base.

San Mateo will continue to provide firm capacity service to Matador at market rates while also being a leading service provider to third party customers in and around Matador’s Rustler Breaks and Wolf asset areas. San Mateo expects to expand the Black River Cryogenic Processing Plant in Matador’s Rustler Breaks asset area from its current inlet capacity of 60 million cubic feet of natural gas per day to as much as 260 million cubic feet of natural gas per day. This expansion is expected to be operational as early as the first quarter of 2018 and serve both Matador and third party customers. San Mateo also plans to accelerate the buildout of oil, natural gas and water gathering lines throughout both the Rustler Breaks and Wolf asset areas, as well as to drill and complete at least one additional commercial salt water disposal well in the Rustler Breaks asset area in 2017.

Included in the Midstream Assets contributed by Matador to the joint venture are the following:

•	The Black River Cryogenic Processing Plant in the Rustler Breaks asset area in Eddy County, New Mexico;

•	One salt water disposal well and a related commercial salt water disposal facility in the Rustler Breaks asset area;

•	Three salt water disposal wells and a related commercial salt water disposal facility in the Wolf asset area in Loving County, Texas; and

•	All related oil, natural gas and water gathering systems and pipelines in both the Rustler Breaks and Wolf asset areas.

Matador retained its ownership in its midstream assets in South Texas and North Louisiana, which are not part of the joint venture.

In connection with the joint venture, Matador dedicated its current and future leasehold interests in the Rustler Breaks and Wolf asset areas pursuant to 15-year, fixed-fee natural gas, oil and salt water gathering agreements and salt water disposal agreements. In addition, Matador dedicated its current and future leasehold interests in the Rustler Breaks asset area pursuant to a 15-year, fixed fee natural gas processing agreement. The joint venture will provide Matador with firm service under each of these agreements in exchange for certain minimum volume commitments.

Matador also announced its plans to add a fifth operated drilling rig in the Delaware Basin beginning early in the second quarter of 2017. This rig will begin drilling in Matador’s Rustler Breaks asset area. Matador anticipates operating the five drilling rigs in the Delaware Basin throughout the remainder of 2017, including three rigs primarily in its Rustler Breaks asset area, one rig primarily in its Wolf asset area and one rig primarily in its Arrowhead and Ranger asset areas. Matador intends to provide its 2017 operational and financial outlook and initial 2017 guidance with its fourth quarter and full-year 2016 earnings release scheduled for Wednesday, February 22, 2017.

Joseph Wm. Foran, Chairman and Chief Executive Officer of Matador, said, “We are very pleased and excited to announce this transaction with Five Point, which recognizes the significant value that Matador has already created with our midstream assets in the Delaware Basin. In addition, this joint venture gives us and our partners at Five Point the opportunity to continue to build out and expand these assets to further enhance their value for our respective stakeholders, while giving Matador the opportunity to retain operational control of these important assets, which provide critical support to our ongoing exploration and production operations in the Delaware Basin. San Mateo will not only provide midstream services for Matador but will also serve third party customers in and around our Rustler Breaks and Wolf asset areas. We had many opportunities to make a deal on these assets with a number of different companies over the past year, and we are confident that Five Point is the right joint venture partner for Matador. We look forward to working together closely with the Five Point team going forward.

“When we kicked off our midstream initiatives in the Delaware Basin in 2014, our primary goals were to ensure firm takeaway and processing capacity for our production and to generate significant value for our shareholders. Through the strong execution of our midstream team, combined with the success of our drilling efforts in both the Rustler Breaks and Wolf asset areas, we have achieved these goals. The Board and I congratulate our midstream team for the value it has created thus far, and we look forward to supporting this new joint venture as it continues to expand our midstream operations and create future value.”

David Capobianco, CEO and Managing Partner of Five Point, said, “Our joint venture with Matador perfectly aligns with Five Point’s strategy of proactively identifying industry leading management teams to partner with to build out world-class midstream infrastructure companies. The joint venture will build oil, NGL, gas and water infrastructure to support the needs of Matador, as our anchor customer, as well as third party producers in the region who seek infrastructure solutions. We firmly believe that the joint venture will create significant value, as the Delaware is one of the most promising producing basins in North America, yet currently lacks sufficient permanent ‘in-basin’ midstream infrastructure.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Matador also conducts midstream operations in support of its exploration, development and production operations and provides natural gas processing, natural gas, oil and salt water gathering services and salt water disposal services to third parties on a limited basis.

For more information, visit Matador Resources Company at www.matadorresources.com.

About Five Point Capital Partners

Five Point Capital Partners is a private equity firm focused on midstream energy infrastructure and energy sector investments across North America. Five Point’s investment strategy is to partner with, develop and support strong management teams through buyouts and growth capital investments within the midstream energy sector. Based in Houston, Texas, Five Point is currently investing from Five Point Capital Midstream Fund II L.P. and manages more than $600 million of capital.

For more information, please visit www.fivepointcp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; the joint venture’s ability to expand the Black River Processing Plant, the timing of such expansion and the operating results thereof; the timing and operating results of the buildout by the joint venture of oil, natural gas and water gathering lines and the drilling of an additional salt water disposal well; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz

Capital Markets Coordinator

investors@matadorresources.com

(972) 371-5225